FILED
in the Office of the
Secretary of State of the
STATE OF NEVADA
JUL 01 1998
                          ALGORHYTHM TECHNOLOGIES CORP.
                          -----------------------------
                               Name of Corporation

No. C 9260-94 We the undersigned Andrew D. Smith and David Bawarsky of
                                 ---------------     --------------
                                   President            Secretary

Algorhythm Technologies Corporation do hereby certify
-----------------------------------
Name of Corporation

         That the board of Directors of said corporation at a meeting duly convened, held on the 20th day of May 1998, adopted a resolution to amend the original articles as follows:

         Article One is hereby amended to read as follows:

         FIRST: The name of the corporation is:
         -----
                  QuikBIZ Internet Group, Inc.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 12,465,240 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding a majority of each class stock outstanding and entitled to vote thereon.

                                 /s/Andrew Smith
                                 --------------
                                    President


                                 /s/David Bawarsky
                                 ----------------
                                    Secretary

State of Florida
                           :ss
County of Broward

         On May 20, 1998, personally appeared before me, a Notary Public, Andrew
D. Smith, as President and David Bawarsky, as Secretary on behalf of Algorhythm Technologies Corporation, a Nevada corporation, who acknowledged that they executed the above instrument.

                                          /s/Sonnie R. Jackson 5/27/98
                                          ---------------------------
                                          Signature of Notary

                                          Sonnie R. Jackson
                                          My Commission# 00857134
                                          Expires June 19, 2001
                                          Board of Notary Public Underwriters